Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Energem Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	—	—	—	—		—	—			—
Fees Previously Paid	Equity	Ordinary Shares, par value $0.0001 per share	Other	138,000,000	(1)	N/A	$1,380,000,000	(2)	0.0001102	$152,076	(3)
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—			—
	Total Offering Amounts									$152,076.00
	Total Fees Previously Paid									$152,076.00
	Total Fee Offsets									0.00
			Net Fee Due							$0.00

1.	The number of Combined Entity ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of Energem Corp. (the “Company”) being registered is based upon an estimate of the maximum number of Ordinary Shares of the Company issuable in connection with the Company’s proposed purchase of all of the issued and outstanding shares of Graphjet Technology Sdn. Bhd., a Malaysian private limited company (“Graphjet”), pursuant to a Share Purchase Agreement dated as of August 1, 2022 (the “Share Purchase Agreement”).
2.	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated based upon the Transaction Consideration (as defined in the Share Purchase Agreement).
3.	Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.